Exhibit 10(xi)(b)
Restricted Share Agreement
          This Restricted Share Agreement is made effective as of ___, ___between The Black & Decker Corporation (the Corporation) and the undersigned participant (the Participant) in The Black & Decker Corporation 2004 Restricted Stock Plan (the Plan). Terms used in this Agreement that are defined in the Plan have the meanings assigned to them in the Plan.
     1. The Participant has been granted an Award of ______Restricted Shares by the Committee.
     2. The Restricted Shares are not transferable by the Participant.
     3. The Restricted Shares will be forfeited (a) if the Committee determines that the Participant has engaged in any conduct or act injurious, detrimental, or prejudicial to any interest of the Corporation, (b) if the Participant files an election under Section 83(b) of the Internal Revenue Code without the prior approval of the Committee, or (c) except as set forth in paragraph 4 of this Agreement, automatically on the date the Participant ceases to be a full-time or part-time employee of the Corporation or any of its Subsidiaries.
     4. Unless previously forfeited under paragraph 3 of this Agreement, the Restricted Shares shall become fully vested and no longer subject to forfeiture upon (a) a Change in Control of the Corporation, (b) the death of the Participant while a full-time or part-time employee of the Corporation, (c) termination of the Participant’s employment by the Corporation or its Subsidiaries due to permanent physical or mental disability of the Participant, or (d) the completion, after the date of this Agreement, of ___ years of full-time or part-time employment by the Corporation or its Subsidiaries. For purposes of this Agreement, part-time employment shall mean regularly working 20 hours or more per week. Upon retirement prior to ___ years of full-time or part-time employment, the Restricted Shares will become vested in an amount determined by multiplying the number of shares in the Award by a fraction the numerator of which is the number of days of full-time or part-time employment completed after the date of this Agreement and the denominator of which is ___.
     5. The Participant acknowledges receiving a copy of the Plan, the terms of which are incorporated into this Agreement.

The Black & Decker Corporation
By:
Title:

(Participant’s signature) Participant: